UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2015

CardioGenics Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	3

SIGNATURE	4

Item 8.01 – Other Events

On August 10, 2015 CardioGenics entered into a non-binding letter of intent with Plasticap to acquire substantially all of the assets of Plasticap and on September 29, 2015, the parties amended the letter of intent so as to make the terms of the letter of intent binding, as well as supplement certain terms of the letter of intent (the “LOI”).

The LOI provided that if the parties have not entered into definitive agreements for the purchase by CardioGenics of the Plasticap assets by October 15, 2015, either party my, by written notice to the other, terminate the LOI (the “Voluntary Termination Date”). On October 15, 2015, the parties entered into a letter agreement further amending the LOI so as to extend the Voluntary Termination Date from October 15, 2015 to November 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
Name:	Yahia Gawad
Title:	Chief Executive Officer

Dated: October 19, 2015